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                                                                   EXHIBIT 10(e)
                                                                   -------------

             AMENDMENT NO. 1 TO ONE-YEAR CHANGE-IN-CONTROL AGREEMENT


         This Amendment No. 1 to Change-in-Control Agreement (this "AMENDMENT"), dated as of December 29, 2004, is by and between The Lamson & Sessions Co., an Ohio corporation (the "COMPANY") and _____________________ (the "KEY EMPLOYEE").

         WHEREAS, the Company and the Key Employee are parties to an Change-in-Control Agreement, dated as of December __, 2004 (the "AGREEMENT"); and

         WHEREAS, the Company and the Key Employee desire to amend the Agreement as set forth in this Amendment.

         WHEREAS, capitalized terms not defined in this Amendment have the meanings ascribed to such terms in the Agreement.

         NOW THEREFORE, in consideration of the agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment.

         (a) Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

"CHANGE IN CONTROL" shall be deemed to have occurred if any of the following events shall occur:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 50% or more of the then-outstanding shares of common stock of the Company (the "COMPANY COMMON STOCK") or (ii) 35% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("VOTING Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 4; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "INCUMBENT BOARD") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of


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directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or 35% or more of the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         It is the intention of the Company and the Key Employee that the foregoing definition complies with the requirements and definitions set forth in Q&A11, Q&A12, Q&A13 and Q&A14 of Internal Revenue Service Notice 2005-1, and such definition should be interpreted accordingly.

         2. Effect on the Agreement. Except as expressly provided for herein, this Amendment shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of the Agreement, and the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         3. Conditions to Effectiveness. This Amendment shall be effective upon its execution and delivery by the Key Employee and a duly authorized officer of the Company.

         4. Counterparts. This Amendment may be executed in one or more counterparts by the parties hereto, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         5. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Ohio.


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         IN WITNESS WHEREOF, the parties have executed or caused their duly authorized representatives to execute this Agreement as of the day and year first above written.



                                 THE LAMSON & SESSIONS CO.



                                 By:
                                    ------------------------------------
                                               John B. Schulze
                                     Chairman of the Board, President and
                                            Chief Executive Officer




                                    -----------------------------------







Effective Date:  December 29, 2004



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